EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Quarterly Report of Wizard Entertainment, Inc. (the “Company”), on Form 10-Q for the period ended March 31, 2020, as filed with the U.S. Securities and Exchange Commission on May 15, 2020, I, John D. Maatta, Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2020, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2020, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 19, 2020	By:	/s/ John D. Maatta
John D. Maatta
Principal Financial Officer